CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our reports dated February 12, 2004, relating to the financial statements and financial highlights of Equity Income, Equity Growth, Intermediate Term Bond, Long Term Bond, Government Securities and Diversified Portfolios and our report dated February 23, 2004, related to the financial statements and financial highlights of Money Market Portfolio (constituting MONY Series Fund, Inc.) which appear in the December 31, 2003 Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Representations and Warranties" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
May 17, 2004